AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2002
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 EXELIXIS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                       04-3257395
     (State or other jurisdiction of        (I.R.S.  Employer
     incorporation  or  organization)     Identification  Number)

                                 170 Harbor Way
                                  P.O. Box 511
                          South San Francisco, CA 94083
                                 (650) 837-7000
                    (Address of principal executive offices)

                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                                  Glen Y. Sato
                             Chief Financial Officer
                                 Exelixis, Inc.
                                 170 Harbor Way
                                  P.O. Box 511
                          South San Francisco, CA 94083
                                 (650) 837-7000
(Name, address, including zip code, and telephone number, including area code,of agent for service)

                                   Copies to:
                              ROBERT L. JONES, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306

                                            CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                                 PROPOSED MAXIMUM
TITLE OF CLASS OF SECURITIES      AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    AGGREGATE OFFERING       AMOUNT OF
 TO BE REGISTERED                 REGISTERED(1)        PRICE PER SHARE (2)           PRICE (2)        REGISTRATION FEE
------------------------------  -----------------  ---------------------------  --------------------  -----------------
------------------------------  -----------------  ---------------------------  --------------------  -----------------
Stock Options and Common Stock    3,979,304 shares  $         11.225 - 14.9949  $      50,219,461.44  $        4,620.19
(par value $.001)
=======================================================================================================================

(1) This Registration Statement shall cover any additional shares of common stock that become issuable under the 2000 Equity Incentive Plan, 2000 Non-Employee Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market System on February 8, 2002. The offering price per share and aggregate offering price for the outstanding stock options are based upon a weighted average exercise price of such options. The following chart illustrates the calculation of the registration fee:




TITLE OF SHARES                                                    NUMBER OF SHARES   OFFERING PRICE PER   AGGREGATE OFFERING
                                                                                             SHARE               PRICE
Shares issuable pursuant to unissued stock options                         1,617,056  $            11.225  $     18,151,453.60
pursuant to the 2000 Equity Incentive Plan

Shares issuable pursuant to outstanding stock options                      1,472,652  $           14.9949  $     22,082,292.74
pursuant to the 2000 Equity Incentive Plan

Shares issuable pursuant to unissued stock options                           444,798  $            11.225  $      4,992,857.55
pursuant to the 2000 Non-Employee Directors' Stock Option Plan

Shares issuable pursuant to the 2000 Employee Stock Purchase Plan            444,798  $            11.225  $      4,992,857.55

Proposed Maximum Aggregate Offering Price                                                                  $     50,219,461.44

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 3,089,708 shares of the Registrant's common stock to be issued pursuant to the Registrant's 2000 Equity Incentive Plan; (ii) 444,798 shares of the Registrant's common stock to be issued pursuant to the Registrant's 2000 Non-Employee Directors' Stock Option Plan; and (iii) 444,798 shares of the Registrant's common stock to be issued pursuant to the Registrant's 2000 Employee Stock Purchase Plan.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statements on Form S-8 (relating to the 2000 Equity Incentive Plan, 2000 Non-Employee Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan) File Nos. 333-35862 and 333-57026 previously filed with the SEC on April 28, 2000 and March 14, 2001, respectively, are incorporated by reference herein.

                                  EXHIBIT INDEX
EXHIBIT
NUMBER   DESCRIPTION

4.1*     Amended  and  Restated  Certificate  of  Incorporation  of the Company.

4.2*     Restated  Bylaws  of  the  Company.

5.1      Opinion  of  Cooley  Godward  LLP.

23.1     Consent  of  Independent  Accountants.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney is contained on the signature pages to this Registration Statement.

99.1*    2000  Equity  Incentive  Plan.

99.2*    2000  Employee  Stock  Purchase  Plan.

99.3*    2000  Non-Employee  Directors'  Stock  Option  Plan.

________________________
*Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No.333-96335), originally filed with the SEC on February 7, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 11, 2002.

                                                       EXELIXIS,  INC.


                                                       By: /s/ George A. Scangos
                                                       -------------------------
                                                        George A. Scangos, Ph.D.
                                                        President  and  Chief
                                                        Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Scangos and Glen Y. Sato, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                        TITLE                               DATE
------------------------------   ----------------------------------  ------------------

/s/ George A. Scangos            President, Chief Executive          February 11, 2002
------------------------------   Officer and Director
  George A. Scangos, Ph.D.       (Principal Executive Officer)

/s/ Glen Y. Sato                 Chief Financial Officer             February 11, 2002
------------------------------   (Principal Financial and
  Glen Y. Sato                   Accounting Officer)

 /s/ Stelios Papadopoulos        Chairman of the Board of
-------------------------------  Directors                           February 11, 2002
  Stelios Papadopoulos, Ph.D.

------------------------------   Director
 Charles Cohen, Ph.D.

 ------------------------------  Director
  Jurgen Drews, M.D.

 /s/ Geoffrey Duyk               Director                            February 11, 2002
-------------------------------
  Geoffrey Duyk, M.D., Ph.D.

 /s/ Jason Fisherman             Director                            February  11, 2002
-------------------------------
  Jason S. Fisherman, M.D.

/s/ Jean-Francois Formela        Director                            February  11, 2002
-------------------------------
  Jean-Francois Formela, M.D.

/s/ Vincent T. Marchesi          Director                            February 11, 2002
-------------------------------
  Vincent T. Marchesi, Ph.D.

/s/ Peter Stadler                Director                            February 11, 2002
-------------------------------
  Peter Stadler, Ph.D.

 ------------------------------  Director
  Lance Willsey, M.D.



                                  EXHIBIT INDEX
EXHIBIT
NUMBER   DESCRIPTION

4.1*     Amended  and  Restated  Certificate  of  Incorporation  of the Company.

4.2*     Restated  Bylaws  of  the  Company.

5.1      Opinion  of  Cooley  Godward  LLP.

23.1     Consent  of  Independent  Accountants.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney is contained on the signature pages to this Registration Statement.

99.1*    2000  Equity  Incentive  Plan.

99.2*    2000  Employee  Stock  Purchase  Plan.

99.3*    2000  Non-Employee  Directors'  Stock  Option  Plan.

________________________
*Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No.333-96335), originally filed with the SEC on February 7, 2000.